IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF TENNESSEE
                              CHATTANOOGA DIVISION

------------------------------------
IN RE:                              )        Chapter 11
                                    )
NOXSO CORPORATION,                  )        Case No. 97-10709
                                    )
                  Debtor.           )        Judge R. Thomas Stinnett
------------------------------------



                     DEBTOR'S SECOND PLAN OF REORGANIZATION
                   WITH MODIFICATIONS THROUGH DECEMBER 2, 1999


                                           DOEPKEN KEEVICAN & WEISS
                                           Joel M. Walker, Esquire
                                           Philip J. Uher, Esquire
                                           58th Floor, USX Tower
                                           600 Grant Street
                                           Pittsburgh, PA 15219
                                           (412) 355-2600

                                                  -and-

                                           WEEMS AND HOUSE
                                           Kyle R. Weems, Esquire
                                           TN Id. No. 1010
                                           Weems & House
                                           1810 McCallie Avenue
                                           Chattanooga, TN 37404
                                           (423) 624-1000

                                           Attorneys for Noxso Corporation,
                                                Debtor-in-Possession


Dated:  Pittsburgh, Pennsylvania
        December 2, 1999

267235_1.WPD

                                  INTRODUCTION

       Noxso Corporation ("Noxso" or "Debtor") hereby proposes the following plan of reorganization ("Plan") for the resolution of the Debtor's outstanding creditor claims and equity interests. Reference is made to the Disclosure Statement (as that term is defined herein), distributed contemporaneously herewith, for a discussion of the Debtor's history, business, property, and operations, a summary and analysis of the Plan, and certain related matters. The Debtor is the proponent of this Plan within the meaning of section 1129 of the Bankruptcy Code (as that term is defined herein). Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Fed.R.Bankr.P. 3019, the Debtor reserves the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

                                   ARTICLE I.

                      DEFINITIONS, RULES OF INTERPRETATION,
                             AND COMPUTATION OF TIME


       A. SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION

       For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or in the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and vice versa.


B.  DEFINITIONS

       1.01. "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estate and operating the business of the Debtor, including wages, salaries, or commissions for services rendered after the commencement of the Case, (b) Professional Fees, (c) all fees and charges assessed against the Estate under chapter 123 of title 28, United States Code, and (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court.

       1.02. "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order, (b) that either (x) has been Scheduled as a liquidated, non-contingent, undisputed Claim in an amount greater than zero in any of the Debtor's Schedules, as the same may from time to time be amended in accordance with the Bankruptcy Code, Bankruptcy Rules, or orders of the Bankruptcy Court or (y) is the subject of a timely filed proof of claim as to which either (i) no objection to its allowance has been filed (either by way of objection or amendment to the Schedules) within the periods of limitation fixed by the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled, waived through payment, or withdrawn, or has been denied by a Final Order, or (c) that is expressly allowed in a liquidated amount in the Plan; PROVIDED, HOWEVER, that with respect to an Administrative Claim, "Allowed Claim" means an Administrative Claim as to which a timely request for payment has been made in accordance with Article XII.A of this Plan (if such written request is required) or other Administrative Claim, in each case as to which the Debtor (1) has not interposed a timely objection or
(2) have interposed a timely objection and such objection has been settled, waived through payment, or withdrawn, or has been denied by a Final Order.

       1.03. "Allowed Class ... Claim" means an Allowed Claim in the particular Class described.

       1.04 "Asset Sale" means the sale of the Noxso Process pursuant to the Amended Motion of Noxso Corporation for Order Approving Sale of Assets Free and Clear of Liens, Claims and Encumbrances and Assumption and Assignment of Agreement with FLS Miljo a/s.

       1.05 "Avoidance Actions" means the various preference actions filed by the Debtor.

       1.06. "Ballots" means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims entitled to vote under
Article II hereof in connection with the solicitation of acceptances of the Plan.

       1.07. "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. ss.ss. 101- 1330, as in effect on the date hereof.

       1.08. "Bankruptcy Court" means the United States Bankruptcy Court for the Eastern District of Tennessee, Chattanooga Division.

       1.09. "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Case or proceedings therein, as the case may be.

       1.10. "Case" means the bankruptcy case of the Debtor presently pending at Case No. 97- 10709 in the Bankruptcy Court.

       1.11. "Cash" means legal tender of the United States or equivalents thereof.

       1.12. "Claim" means a claim against the Debtor, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

       1.13. "Class" means a category of holders of Claims or Interests, as described in Article II below.

       1.14. "Class 5 Pro-rata Share" means the ratio of (i) the Allowed General Unsecured Claim of a specific Class 5 Claimant to (ii) the total of all Allowed General Unsecured Claims.

       1.15. "Combined Sale" shall have the meaning described in Article III.C.

       1.16. "Confirmation" means entry by the Bankruptcy Court of the Confirmation Order.

       1.17. "Confirmation Date" means the date of entry by the Bankruptcy Court of the Confirmation Order.

       1.18. "Confirmation Hearing" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code.

       1.19. "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

       1.20. "Consummation Date" means the date on which all conditions to the consummation of the Plan set forth in Article VII hereof have been satisfied or waived as provided in Article VII hereof.

       1.21. "Cooperative Agreement" means the Clean Coal Technology Agreement entered into between the DOE and M-K Ferguson Company in March, 1991, which was subsequently amended and novated to Noxso, and all amendments thereto.

       1.22. "Creditors' Committee" means the official committee of unsecured creditors appointed by the United States Trustee in this Case as constituted from time to time.

       1.23. "Date of Adjudication" means June 4, 1997, the date that Noxso agreed to the entry of an Order for Relief and converted the Case to chapter 11.

       1.24. "Debtor" means Noxso Corporation, debtor and debtor-in-possession in Case No. 97-10709 pending in the Bankruptcy Court.

       1.25. "Demonstration Project" means the project to build and demonstrate the first commercial-sized installation of the Noxso Process.

       1.26. "Disallowed Claim" means a Claim, or any portion thereof, that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed, or unliquidated and as to which a proof of claim bar date has been established but no proof of claim has been filed or deemed timely filed with the Bankruptcy Court or otherwise deemed timely filed under applicable law, (c) is not Scheduled and as to which a proof of claim bar date has been established but no proof of clam has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy
Court or otherwise deemed timely filed under applicable law, or (d) is the subject of an objection filed by the Debtor with the Bankruptcy Court and which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

       1.27. "Disclosure Statement" means the written disclosure statement that relates to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Fed.R.Bankr.P. 3017, as such disclosure statement may be amended, modified, or supplemented from time to time.

       1.28. "Disputed Claim" means a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, including, but not limited to, Claims (a)(i) that have not been Scheduled by the Debtor or (ii) have been Scheduled at zero or as contingent, unliquidated or disputed, (b) that are the subject of a proof of claim that differs in nature, amount or priority from the Debtor's Schedules, and (c) the allowance or disallowance of which is not yet the subject of a Final Order.

       1.29. "Distribution Date" means the date, occurring as soon as practicable after the Consummation Date, upon which counsel to the Debtor shall make Distributions to holders of Allowed Claims; provided, however, that in no event shall the Distribution Date occur sooner than five (5) business days or later than fifteen (15) business days after the Consummation Date.

       1.30. "Distribution(s)" means the distribution of the Available Cash and New Stock under the Plan to holders of Allowed Claims.

       1.31. "DOE" means the United States Department of Energy.

       1.32. "Entity Sale" means the sale of 90% (ninety percent) of the fully diluted shares of Noxso Corporation to the Long Group pursuant to this Plan, as more fully provided in Article III.

       1.33. "Equity Interest" means a holder of Existing Equity Securities.

       1.34. "Existing Equity Securities" means, collectively, the Noxso Common Stock, the Existing Options, and the Warrants.

       1.35. "Estate" means the estate of Noxso created under section 541 of the Bankruptcy Code.

       1.36. "Existing Options" means the options and warrants to purchase Noxso Common Stock outstanding as of December 2, 1999.

       1.37. "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Case, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

       1.38. "First Plan" means the plan of reorganization of Noxso Corporation that was filed on July 22, 1998.

       1.39. "FLS Agreement" means that License Agreement dated as of March 24, 1992, by and between Noxso and FLS Miljo a/s.

       1.40. "Gap Claim" means a claim that was incurred by the Debtor between the Petition Date and the Date of Adjudication.

       1.41. "Gap Period" means the time period between the Petition Date and the Date of Adjudication.

       1.42.   "General   Unsecured   Claim"  means  a  Claim  that  is  not  an
Administrative Claim, Gap Claim, Priority Tax Claim, or Secured Claim.

       1.43. "Impaired ..." means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

       1.44. "Interest" or "Interests" means (a) the legal, equitable, contractual and other rights of any Person with respect to the Equity Securities and (b) the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

       1.45. "Long Group" means Robert M. Long and Robert Platek.

       1.46. "New Stock" means the equity securities to be issued to the Long Group and to holders of Allowed Class 5 General Unsecured Claims pursuant to this Plan.

       1.47. "Noxso" means Noxso Corporation, debtor and debtor-in-possession in Case No. 97-10709 pending in the Bankruptcy Court.

       1.48. "Noxso Common Stock" means the existing common stock of Noxso as of December 2, 1999.

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       1.49.  "Noxso  Process" means the process  developed by Noxso to remove a high percentage of the pollutants which cause "acid rain" and ground level ozone from flue gas generated by burning fossil fuel and the intellectual property associated with the process.

       1.50. "Person" means an individual, corporation, partnership, governmental unit, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, or other entity.

       1.51. "Petition Date" means February 6, 1997, the date on which the involuntary petition was filed against the Debtor.

       1.52. "Plan" means this plan of reorganization as such plan may be amended from time to time in accordance with the Bankruptcy Code and Bankruptcy Rules.

       1.53. "Plan Fund" shall have the meaning described in Article III.A.

       1.54. "Priority Tax Claim" means a Claim that is entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

       1.55. "Professional" means any professional employed in the Case pursuant to sections 327 or 1103 of the Bankruptcy Code or otherwise and the professionals seeking compensation or reimbursement of expenses in connection with the Case pursuant to section 503(b)(4) of the Bankruptcy Code.

       1.56. "Professional Fee Claim" means a Claim of a Professional for compensation for services rendered, and/or reimbursement of costs and expenses incurred, after the Petition Date and prior to and including the Consummation Date.

       1.57.   "Reorganized   Noxso"   means  Noxso   Corporation,   a  Virginia
corporation, on and after the Confirmation Date.

       1.58. "Scheduled" means, with respect to any Claim or Interest, the status and amount, if any, of such Claim or Interest as set forth on the Schedules.

       1.59. "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by the Debtor as such schedules or statements have been or may be further amended or supplemented from time to time in accordance with Fed.R.Bankr.P. 1009 or orders of the Bankruptcy Court.

       1.60. "Secondary Distribution Date" means the date, occurring as soon as practical after all Disputed Claims in a specific class become Allowed Claims or Disallowed Claims, when funds remaining in the disputed Claims reserve, if any, are distributed to members of the specific class.

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       1.61.  "Secured  Claim"  means a  Claim  that is  secured  by a  security interest or lien upon property, or the proceeds of the sale of such property, in which the Debtor has an interest, to the extent of the value, as of the Consummation Date, of such interest or lien as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtor or the Plan Fund Trustee and the holder of such Claim.

       1.62. "Unimpaired Claim" means a Claim that is not an Impaired Claim.

C. RULES OF INTERPRETATION

       For purposes of the Plan, (a) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (b) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan, (c) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (d) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (e) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D. COMPUTATION OF TIME

       In computing any period of time prescribed by or allowed by the Plan, the provisions of Fed.R.Bankr.P. 9006(a) shall apply.

                                   ARTICLE II.

                        TREATMENT OF CLAIMS AND INTERESTS

A.  UNIMPAIRED CLASSES OF CLAIMS

       1.    CLASS 1:  ADMINISTRATIVE CLAIMS

       Except as otherwise provided for herein, and subject to the requirements of Article XII.A of the Plan, on the Distribution Date or, if an Administrative Claim is disputed, as soon as reasonably practical after it becomes an Allowed Administrative Claim, the holder of such Allowed Administrative Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Administrative Claim (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other treatment as to which the Debtor and such holder will have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business during the Case will be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

       2.    CLASS 2: GAP CLAIMS

       On the Distribution Date or, if a Gap Claim is disputed, as soon as reasonably practical after the date it becomes an Allowed Gap Claim, the holder of such Allowed Gap Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Gap Claim (i) Cash equal to the unpaid portion of such Allowed Gap Claim or (ii) such other treatment as to which the Debtor and such holder will have agreed upon in writing.

       3.    CLASS 3: SECURED CLAIMS

       On the Distribution Date or, if a Secured Claim is disputed, as soon as reasonably practical after it becomes an Allowed Secured Claim, the holder of such Allowed Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Secured Claim (i) Cash equal to the unpaid portion of such Allowed Secured Claim or (ii) such other treatment as to which the Debtor and such holder will have agreed upon in writing.

       4.    CLASS 4: PRIORITY TAX CLAIMS

       On the Distribution Date or, if a Priority Tax Claim is disputed, as soon as reasonably practical after it becomes an Allowed Priority Tax Claim, the holder of such Allowed Priority Tax Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Priority Tax Claim
(i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim or (ii) such other treatment as to which the Debtor and such holder will have agreed upon in writing; provided, however, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) is disallowed under the Plan, and the holder of an Allowed Priority Tax Claim will not be permitted to assess or attempt to collect such penalty from the Debtor, its Estate, the Plan Fund or their property.

B.  IMPAIRED CLASSES OF CLAIMS

       5.    CLASS 5: GENERAL UNSECURED CLAIMS

       Class 5 consists of all General Unsecured Claims that are NOT classified elsewhere in the Plan. On the Distribution Date, or if a General Unsecured Claim is disputed, as soon as reasonably practical after it becomes an Allowed General Unsecured Claim, the holder of such Allowed General Unsecured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed General Unsecured Claim: (a)(i) its Class 5 Pro-rata Share of Cash from the Plan Fund after payment of the Claims of Classes 1, 2, 3, and 4, but in no event more than the amount of the unpaid portion of such Allowed General Unsecured Claim, and (ii) its Class

5 Pro-Rata Share  of the New Stock which has been deposited in the Plan Fund, or
(b) such other treatment as to which the Debtor and such holder will have agreed upon in writing.

       "Class 5 Pro-rata Share" means the ratio of (i) the Allowed General Unsecured Claim of a specific Class 5 Claim to (ii) the total of all Allowed General Unsecured Claims.

       "Plan Fund" shall consist of (i) the funds collected from the various sources more fully described under Article III, "Means of Implementation of the Plan," including the Avoidance Actions, the Asset Sale, the Entity Sale, and Cash; and (ii) 10% (ten percent) of the fully-diluted shares of New Stock.

       On the Secondary Distribution Date, the amount, if any, remaining in the Plan Fund on account of the General Unsecured Claims which all have become Allowed General Unsecured Claims or Disallowed General Unsecured Claims, shall be distributed on a pro-rata basis to holders of Allowed General Unsecured Claims.

       6.    CLASS 6: HOLDERS OF NOXSO EQUITY INTERESTS

       Class 6 consists of Equity Interests based upon ownership of Existing Securities or rights to acquire Existing Securities, including without limitation vested and non-vested warrants, options, preemption rights or other rights of a kind specified in Section 101(16) of the Bankruptcy Code, shall be cancelled on the Consummation Date, and the Equity Interests shall receive nothing on account of those interests under this Plan.

C.     FRACTIONAL CENTS/FRACTIONAL SHARES

       Notwithstanding any other provision of the Plan to the contrary, no payment or distribution of fractions of cents or fractions of shares of the New Stock will be made. Whenever any fraction would otherwise be called for, the actual payment or distribution shall be made by rounding of such fraction upward or downward to the nearest whole number.

D.     CLAIMS UNDER $10,000

       If the face amount of a Disputed Claim is less than $10,000, the Debtor may settle the Disputed Claim without notice to any party. If the face amount of the Disputed Claim is more than $10,000, the Debtor must give notice of the proposed settlement to the Creditors' Committee. If the Creditors' Committee objects to the proposed settlement of such a Disputed Claim and does not withdraw its objection, then the Debtor must obtain Bankruptcy Court approval of the proposed settlement.

                                  ARTICLE III.

                        MEANS FOR IMPLEMENTATION OF PLAN

A.     PLAN FUND

       The source of all Distributions under the Plan shall be (i) Cash on hand as of Confirmation; (ii) net proceeds of either the Asset Sale and the Entity Sale or the Combined Sale including any stock of the fully-diluted shares of the New Stock; and (iii) net proceeds of the Avoidance Actions. The Cash, New Stock, and Avoidance Actions shall constitute the "Plan Fund" and shall be administered by counsel to the Debtor pursuant to the terms of the Plan.

       The sources and approximate amounts of proceeds for the Plan Fund are as follows:

                    Cash                               $100,000(1)
                    Entity Sale                        $  50,000(2)
                    Assets Sale                        $  50,000(2)
                    Avoidance Actions                  $150,000(3)

B.      CURRENT OFFERS.

        1.  B.   Current Offers.

                  1. Entity Sale. The Long Group, as defined in Article IV.A below, has offered to purchase 90% (ninety percent) of the fully-diluted shares of the New Stock for $50,000.00. The proceeds of the Entity Sale will be deposited into the Plan Fund. Following the closing on the Entity Sale, the Long Group will also provide working capital sufficient to allow Noxso to fulfill and become current with its securities filing obligations. The remaining 10% (ten percent) of the fully-diluted shares of the New Stock shall be deposited in the Plan Fund and distributed to holders of Class 5 Allowed General Unsecured Claims pursuant to the terms of this Plan. The Long Group has been advised that its offer shall be subject to higher

--------


1    Includes $83,000 retainer held by counsel for Debtor.

2 The corporate shell (Entity Sale) and the Assets may be sold at a combined sale (See Article III.C). The amounts realized will increase if higher and better offers are received at the time of hearing.

3 Will increase or decrease depending upon resolution of various preference actions. To date, proposed settlements total approximately $120,000.00.

         and better offers at the Confirmation Hearing, including offers of a Combined Sale (See Article III.C).

                  2. Asset Sale. FLS has offered to purchase the assets which constitute the NOXSO Process for $50,000 subject to higher and better offers at the sale hearing (the "Sale Hearing"). FLS has been informed of the Sale Procedure outlined in Article III.C. To the extent that FLS is not the successful bidder for the Assets and the Assets are sold pursuant to a Separate Sale as described in
        Article III.B, the sale of Assets may include an assignment of the FLS Agreement to the successful bidder, if the successful bidder so requests and the requirements of Section 365 of the Bankruptcy Code are satisfied.

            C.    Sale Procedure

                  Among the sources for distribution under the Plan are the proceeds of sale from (i) the separate sale of the entity and separate sale of the assets ("Separate Sales") or (ii) a sale of the entity with the assets included ("Combined Sale"). The Sale Hearing is scheduled to be held at the same time as the
        Confirmation Hearing. At that time, higher and better offers, if any, will be offered and considered on the Separate Sales and the Combined Sale. If multiple offers are received, the Creditors' Committee shall make a recommendation to the Bankruptcy Court as to which offer or offers are in the best interest of the Estate and shall ask the Bankruptcy Court to approve a sale or sales based upon its recommendation. Closing of the sale or sales pursuant to any offers approved by the Bankruptcy Court shall occur no later than eleven (11) days following such approval.

                                ARTICLE IV.

                          POST-CONFIRMATION ISSUES

A.      CONTINUED CORPORATE EXISTENCE

        After Confirmation, Noxso will continue to exist as Reorganized Noxso. The owners of 90% (ninety percent) of Reorganized Noxso, pursuant to the Entity Sale, will be Robert M. Long and Robert Platek, (collectively, the "Long Group"). Mr. Long is a former director of the Debtor and presently owns approximately 30,000 shares of the Debtor's Common Stock and options to purchase 100,000 additional shares. Mr. Platek does not own any shares of the Debtor's Common Stock or any options or warrants for Common Stock.

B.      MANAGEMENT OF REORGANIZED DEBTOR

        Subsequent to the closing on the Entity Sale, the Long Group will be expected to elect a new board of directors and appoint new officers of Reorganized Noxso.

C.      THE POST-CONFIRMATION COMMITTEE

        The Committee shall remain in existence after Confirmation, subject to the right of any party in interest to petition the Bankruptcy Court to terminate the Committee if its services appear no longer to be required, by filing a motion and serving notice of such motion on counsel to the Debtor, the Committee, and the U.S. Trustee.

D.      RIGHTS, POWERS AND DUTIES OF THE POST-CONFIRMATION DEBTOR

        The Debtor shall retain and have all the rights, powers and duties necessary to carry out its responsibility under the Plan. Such rights, powers and duties shall include, among others:

        (a) investing the Cash in the Plan Fund in any investments that may be permissible under (i) ss. 345 of the Bankruptcy Code or (ii) any order of the Bankruptcy Court entered in the Case;

        (b) calculating and paying of all distributions to be made under the Plan to the holders of Allowed Claims;

        (c) employing, supervising, and compensating professionals retained to represent the interests of and serve on behalf of the Debtor and the Plan Fund;

        (d) making and filing tax returns for the Plan Fund;

        (e) objecting to Claims filed against the Estate;

        (f) prosecuting avoidance actions under 11 U.S.C. ss.ss. 544, 545, 547, 548, and 553;

        (g) prosecuting turnover actions under 11 U.S.C.ss.ss.542 and 543;

        (h) prosecuting, settling, dismissing or otherwise disposing of all litigation;

        (i) taking any and all other actions necessary or appropriate to implement or consummate this Plan.

E.      REVESTING OF ASSETS

        Except as otherwise provided in the Plan or Confirmation Order, on the closing of the Entity Sale, the Reorganized Debtor shall be vested with full ownership of and dominion over all of Noxso's property and assets (other than that property which is part of the Plan Fund) free and clear of all Claims, liens, charges, and other interests of creditors arising prior to the Petition

Date. Upon the Confirmation Date, Reorganized Noxso may operate Noxso's business free of any restrictions of the Bankruptcy Code, the Bankruptcy Court, or the United States Trustee.

        The Debtor will continue to pay quarterly fees to the United States Trustee and file quarterly operating reports until a final decree is entered or until the Case is dismissed or converted to another chapter under title 11 of the United States Code. The Debtor's post- confirmation quarterly reports shall include a report as to when a motion for a final decree is expected to be filed and the reasons why such a motion cannot be filed at that time.

F.      DISCHARGE

        Except as otherwise provided in the Plan or Confirmation Order, entry of the Confirmation Order acts as a discharge effective as of the Confirmation Date of any and all debts of the Claims against the Debtor that arose at any time before the entry of the Confirmation Order, including but not limited to all principal and any and all interest accrued thereon, pursuant to ss. 1141(d)(1) of the Bankruptcy Code. The discharge of the Debtor shall be effective as to each Claim, regardless of whether a proof of claim therefor was filed, whether the Claim is an Allowed Claim, or whether the holder thereof votes to accept the Plan.


                                   ARTICLE V.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.      REJECTED CONTRACTS AND LEASES

        Except as otherwise provided in the Plan, or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, the order confirming the Plan will provide that each of the executory contracts and unexpired leases to which the Debtor is a party (except the FLS Agreement) to the extent that such contracts or leases are executory contracts or unexpired leases, are rejected; provided, however, that nothing contained in the Plan or this Disclosure Statement constitutes an admission by the Debtor that such contract or lease is an executory contract or unexpired lease or that the Debtor or its successors and assigns have any liability thereunder. The Cooperative Agreement specifically shall be rejected pursuant to the order confirming the Plan. To the extent that any executory contract or unexpired lease was designated to be assumed pursuant to the First Plan, such assumption is deemed to be null and void. The Confirmation Order will constitute an order of the Bankruptcy Court approving the rejections pursuant to section 365 of the Bankruptcy Code, as of the Confirmation Date.

B.      FLS AGREEMENT

        In the event that a Combined Sale is approved to a party other than FLS, the FLS Agreement may be assumed and assigned to the purchaser pursuant to the order confirming this plan if the purchaser so requests. In the event that the assets are sold and assigned pursuant to a Separate Sale to a party other than FLS, the FLS Agreement may be assumed and assigned to the purchaser pursuant to the Order approving the Separate Sale, if the purchaser so requests. In the event that FLS is the successful bidder at the Separate Sale of the Assets or the Combined Sale or a successful bidder other than FLS does not request assignment of the FLS Agreement, the FLS Agreement shall be rejected pursuant to the order confirming this plan.

C.      BAR TO REJECTION DAMAGES

        If the rejection of an executory contract or unexpired lease pursuant to this Article gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred unless a proof of claim is filed and served on counsel to the Debtor within 30 days after the entry of the Confirmation Order. In the event such a proof of claim is filed, the claim, if allowed, shall be enforceable only against the Plan Fund.

                                   ARTICLE VI.

                       PROCEDURES FOR RESOLVING DISPUTED,
                       CONTINGENT AND UNLIQUIDATED CLAIMS

A.      OBJECTION DEADLINE; PROSECUTION OF OBJECTIONS

        The Debtor or the Committee, as the case may be, will be allowed up to 30 days after the Confirmation Date (unless extended by an order of the Bankruptcy Court) to file objections to Claims with the Bankruptcy Court and serve such objections upon the holders of each of the Claims to which objections are made. Nothing contained in the Plan, however, will limit the Debtor's or the Committee's right to object to Claims, if any, filed or amended more than 30 days after the Consummation Date. The Debtor and the Committee will be authorized to resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment the validity, nature, and/or amount thereof in the Bankruptcy Court or such other court having jurisdiction.

        Further, pursuant to section 1123(b)(3) of the Bankruptcy Code, the Debtor shall retain and may enforce claims held by it or the Estate, including but not limited to any action for recovery of a voidable transfer pursuant to ss.ss. 544, 545, 547, 548, 549, 550, or 553(b) of the Bankruptcy Code.

B.      NO DISTRIBUTIONS PENDING ALLOWANCE

        Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

C.      FUNDS ATTRIBUTABLE TO DISPUTED CLAIMS

        Funds attributable to Disputed Claims on the Distribution Date will be held in the Plan Fund and any funds remaining in the Plan Fund on the Secondary Distribution Date will be paid on a pro-rata basis to members of the specific Class.


                                  ARTICLE VII.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

        The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of Chapter 11, including, among other things, that:

              (a)    the Plan has properly classified Claims and Interests;

              (b)    the  Plan  complies  with  applicable   provisions  of  the
                     Bankruptcy Code;

              (c) the Debtor has complied with applicable provisions of the Bankruptcy Code;

              (d) the Debtor has proposed the Plan in good faith and not by any means forbidden by law;

              (e) disclosure of "adequate information" as required by section 1125 of the Bankruptcy Code has been made;

              (f) the Plan has been accepted by the requisite votes of all classes of creditors (except to the extent that "cramdown" is available in an Impaired Class);

              (g) the Plan is in the "best interests" of all holders of Claims or Interests in an Impaired Class; and

              (h) all fees and expenses payable under 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid or the Plan provides for the payment of such fees on the Consummation Date.

         Consummation of the Plan is subject to the following conditions precedent:

              (a)    the closing of the Entity Sale;

              (b)    the Court's approval and closing of the Asset Sale; and

              (c)    the Confirmation Order becoming a Final Order.


                                  ARTICLE VIII.

                          MODIFICATIONS AND AMENDMENTS

        The Debtor may alter, amend, or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement approved with respect to the Plan, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Federal Rules of Bankruptcy Procedure or order of the Bankruptcy Court.

                                   ARTICLE IX.

                            RETENTION OF JURISDICTION

        Under   sections   105(a)  and  1142  of  the   Bankruptcy   Code,   and
notwithstanding entry of the Confirmation Order and occurrence of the Consummation Date, the Bankruptcy Court will retain exclusive jurisdiction over various matters arising out of, and related to, the Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

        A. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

        B. Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that, from and after the Consummation Date the payment of the fees and expenses of the retained professionals of Reorganized Noxso shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

        C. Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the liquidation or allowance of any Claims arising therefrom;

        D. Determine any and all pending adversary proceedings, motions, applications, and contested or litigated matters;

        E. Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

        F. Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

        G. Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

        H. Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the plan or the Confirmation Order;

        I. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

        J. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code; and

        K. Enter a final decree closing the Case.

        Further,  under  sections  105(a) and 1142 of the  Bankruptcy  Code, and notwithstanding entry of the Confirmation Order and occurrence of the Consummation Date, the Bankruptcy Court may exercise jurisdiction until March 31, 2000, over certain other matters arising out of, and related to, the Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

        A. Effectuate performance of and payments under the provisions of the Plan;

        B. Hear and determine any matters arising in connection with or relating to the Plan, the Disclousre Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order; and

        C.    Enforce   all   orders,    judgments,    injunctions,    releases,
indemnifications, and rulings entered in connection with the Case.

                                   ARTICLE X.

                             EFFECTS OF CONFIRMATION

A.      BINDING EFFECT

        The Plan shall be binding upon and inure to the benefit of the Debtor, all present and former holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, Reorganized Noxso.

B.      WAIVER OF CLAIMS; COVENANT NOT TO SUE

        The distributions provided for in the Plan (if any) are in full satisfaction and payment of all Claims against and Interests in the Estate. Effective as of the Confirmation Date, but subject to the occurrence of the Consummation Date, and except as otherwise provided in the Plan or the Confirmation Order, (i) all Persons who have held, hold, or may hold Claims against or Interests in the Debtor and (ii) the Debtor shall be deemed to have forever waived and covenanted with the Estate and the Debtor's officers, directors and professionals (collectively, the "Released Parties"), to waive and not to (i) sue, or otherwise seek any recovery from the Released Parties or their property, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, based upon any act or occurrence or failure to act taken or occurring before the Consummation Date arising out of the business or affairs of the Debtor, or (ii) assert against any of the Released Parties or their property any Claim, obligation, right, cause of action or liability which any such holder of a Claim against or Interest in the Debtor may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transactions, or occurrence taking place on or before the Consummation Date in any way relating to the Debtor, the Case, or the Plan.

C.      EXCULPATION AND LIMITATION OF LIABILITY

        Neither the Debtor nor the Creditors' Committee, nor any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, will have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Case, the pursuit of confirmation of the Plan, the Consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

        Notwithstanding any other provision of the Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, will have any right of action against the Debtor, the Estate, the Creditors' Committee, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Case, the pursuit of Confirmation of the Plan, the Consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence.

                                   ARTICLE XI.

                           COMPROMISES AND SETTLEMENTS

        Pursuant to Fed.R.Bankr.P. 9019(a), the Debtor may compromise and settle various Claims (a) against it and (b) that it has against other Persons. The Debtor expressly reserves the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against it and Claims that it may have against other Persons.

                                  ARTICLE XII.

                            MISCELLANEOUS PROVISIONS

A.      BAR DATES FOR CERTAIN CLAIMS

        1.  ADMINISTRATIVE CLAIMS

        The Confirmation Order will establish an Administrative Claims Bar Date for filing Administrative Claims (except for Professional Fees and the expenses of the members of the Creditors' Committee), which date will be 30 days after the Confirmation Date. Holders of asserted Administrative Claims, except for Professional Fees and the expenses of the members of the Creditors' Committee, not paid prior to the Confirmation Date must submit proofs of Claim on or before such Administrative Claims Bar Date or be forever barred from doing so. The notice of Confirmation to be delivered pursuant to Fed.R.Bankr.P. 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtor, or the Committee as the case may be, will have 10 days (or such period as the Bankruptcy Court may allow) after the date on which the applicable application for compensation or reimbursement was served to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims. Further, the U.S. Trustee shall not be required to file proofs of Claim on behalf of such quarterly operating reports until a final decree is entered or until the Case is dismissed or converted to another chapter under title 11 of the United States Code.

        2.  PROFESSIONAL FEE CLAIMS; SUBSTANTIAL CONTRIBUTION CLAIMS

        All parties requesting compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtor prior to the Consummation Date (including requests under section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in the Case) must file and serve on the Debtor, counsel for the Debtor, counsel for the Committee, and the U.S. Trustee an application for final allowance of compensation and reimbursement of expenses no later than 10 days after the Consummation Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Debtor, counsel for the Debtor, counsel for the Committee, the U.S. Trustee and the requesting Professional or other entity no later than 20 days (or such longer period as the Bankruptcy Court may allow) after the date on which the applicable application for compensation or reimbursement was served. The U.S. Trustee shall be exempt from the above 20 day filing deadline if filing objections to applications of such Professionals.

B.      REVOCATION, WITHDRAWAL OR NON-CONSUMMATION

        The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtor revokes or withdraws the Plan, or if Confirmation or Consummation does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or any other Person, (ii) prejudice in any manner the rights of the Debtor or any other Person, or (iii) constitute an admission of any sort by the Debtor or any other Person.

C.      SEVERABILITY OF PLAN PROVISIONS

        If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

D.      SUCCESSORS AND ASSIGNS

        The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

E.      SERVICE OF DOCUMENTS

        Any pleading, notice or other document required or permitted to be provided to the Debtor under the Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

                  DOEPKEN KEEVICAN & WEISS
                  58th Floor, USX Tower
                  600 Grant St.
                  Pittsburgh, PA 15219
                  Attn: Philip J. Uher

                           -and-

                  WEEMS AND HOUSE
                  Attn: Kyle R. Weems
                  1810 McCallie Avenue
                  Chattanooga, TN 37404

        ARTICLE XIII. APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS

        No registration statement will be filed under the Securities Act or any state securities laws with respect to the offer and distribution under the Plan of the New Stock. The Debtor believes that the provisions of section 4(2) of the Securities Act exempt the offer and distribution of such securities under the Plan from federal and state securities registration requirements. The Debtor shall require the necessary representations from the Long Group in order for such exemption to apply to the shares issued to such provider.

        No registration statement will be filed under the Securities Act or any state securities laws with respect to the offer and distribution under the Plan of the New Stock. The Debtor believes that the provisions of section 1145 of the Bankruptcy Code exempt the offer and distribution of such securities under the Plan from federal and state securities registration requirements.

        EACH RECIPIENT OF NEW STOCK WHO BELIEVES THAT IT MAY QUALIFY AS AN UNDERWRITER UNDER SECTION 1145(B) OF THE BANKRUPTCY CODE SHOULD CONSULT ITS OWN COUNSEL FOR GUIDANCE ON THESE MATTERS.


         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY].

Dated: Pittsburgh, Pennsylvania
       December 2, 1999






By:
   ---------------------------
Kyle R. Weems, Esquire
TN Id. No. 1010
Weems & House
1810 McCallie Avenue
Chattanooga, TN 37404
(423) 624-1000

         AND

Joel M. Walker, Esquire
PA Id No. 26515
Philip J. Uher, Esquire
PA Id. No. 63235
DOEPKEN KEEVICAN & WEISS
58th Floor, USX Tower
Pittsburgh, PA 15219
(412) 355-2600

Attorneys for NOXSO Corporation,
Debtor-in-Possession

                                TABLE OF CONTENTS

                                                                            PAGE

INTRODUCTION...................................................................2

ARTICLE I.    DEFINITIONS, RULES OF INTERPRETATION AND
              COMPUTATION OF TIME..............................................2

           A.   Scope of Definitions; Rules of Construction....................2
           B.   Definitions....................................................2
           C.   Rules of Interpretation........................................8
           D.   Computation of Time............................................8

ARTICLE II.   TREATMENT OF CLAIMS AND INTERESTS................................8

           A.   Unimpaired Classes of Claims...................................8
           B.   Impaired Classes of Claims.....................................9
           C.   Fractional Cents/Fractional Shares............................10
           D.   Claims under $10,000..........................................10

ARTICLE III.  MEANS FOR IMPLEMENTATION OF PLAN................................11

           A.   Plan Fund ....................................................11
           B.   Current Offers  ..............................................11

ARTICLE IV.   POST-CONFIRMATION ISSUES........................................12

           A.   Continued Corporate Existence.................................12
           B.   Management of the Reorganized Debtor..........................12
           C.   The Post-Confirmation Committee...............................13
           D.   Rights, Powers and Duties of the Post-Confirmation Debtor.....13
           E.   Revesting of Assets...........................................13
           F.   Discharge ....................................................14

ARTICLE V.    TREATMENT OF EXECUTORY CONTRACTS AND
              UNEXPIRED LEASES................................................14

           A.   Rejected Contracts and Leases.................................14
           B.   FLS Agreement ................................................14
           C.   Bar to Rejection Damages .....................................15

ARTICLE VI.   PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT
              AND UNLIQUIDATED CLAIMS.........................................15

           A.   Objection Deadline; Prosecution of Objections.................15
           B.   No Distributions Pending Allowance............................15
           C.   Funds Attributable to Disputed Claims.........................16

ARTICLE VII.  CONDITIONS PRECEDENT TO CONFIRMATION AND
              CONSUMMATION OF THE PLAN........................................16

ARTICLE VIII. MODIFICATIONS AND AMENDMENTS....................................17

ARTICLE IX.   RETENTION OF JURISDICTION.......................................17

ARTICLE X.    EFFECTS OF CONFIRMATION.........................................19

           A.   Binding Effect................................................19
           B.   Waiver of Claims; Covenant Not to Sue.........................19
           C.   Exculpation and Limitation of Liability.......................19

ARTICLE XI.   MISCELLANEOUS PROVISIONS........................................20

           A.   Bar Dates for Certain Claims..................................20
           B.   Revocation, Withdrawal or Non-Consummation....................21
           C.   Severability of Plan Provisions...............................21
           D.   Successors and Assigns........................................21
           E.   Service of Documents..........................................22

ARTICLE XII.  APPLICABILITY OF FEDERAL AND OTHER SECURITIES
              LAWS............................................................22


                                       26

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                         UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF TENNESSEE
                              CHATTANOOGA DIVISION

------------------------------------
IN RE:                              )        Chapter 11
                                    )
NOXSO CORPORATION,                  )        Case No. 97-10709
                                    )
                  Debtor.           )        Judge R. Thomas Stinnett
------------------------------------)


                    ORDER APPROVING DISCLOSURE STATEMENT AND
                CONFIRMING SECOND AMENDED PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

         Noxso Corporation having filed in this Court on July 22, 1998, its First Amended Plan of Reorganization (as amended, the "First Amended Plan"), and such First Amended Plan having been confirmed by Order of this Court dated August 26, 1998; the Debtor having filed in this Court on October 27, 1999, its Second Plan of Reorganization under Chapter 11 of the Bankruptcy Code (as modified, the "Second Plan") and its accompanying Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the "Disclosure Statement"); and the Court having entered its order (the "Approval Order") dated October 27, 1999 preliminarily approving the Disclosure Statement; and the Second Plan and Disclosure Statement having been served by the Debtor in accordance with the Approval Order, which fixed November 29, 1999 at 4:00 p.m. as the deadline by which (i) all ballots were to have been received by the Debtor to be counted as acceptances or rejections of the Second Plan and (ii) all objections to confirmation of the Second Plan were to be served; and the Court having considered all of the objections to confirmation which have been filed and the modifications to the Second Plan in response to the various objections; and the Court having considered the Ballot Certification of Philip J. Uher, sworn to on December 2, 1999 and modified orally at the

266808_1.WPD

Confirmation Hearing, and the affidavits of service, all establishing due notice of the hearing to consider confirmation of the Second Plan, deadline for voting and deadline for objection to confirmation of the Second Plan; and the Court having held a hearing on December 2, 1999 to consider confirmation of the Second Plan; and upon consideration of all of the documents and the evidence provided at the Confirmation Hearing by the parties appearing at such hearing; and upon consideration of the oral modifications stated in open court on December 2, 1999; and upon consideration of all of the pleadings and proceedings heretofore brought in Case; and after due deliberation; and sufficient cause appearing therefor; and

IT HAVING  BEEN  FOUND AND  DETERMINED  by this  Court  that:

         A. JURISDICTION AND VENUE. This Court has jurisdiction over this Case and the subject matter of the Confirmation Hearing pursuant to 28 U.S.C. ss.ss. 157 and 1334. The Confirmation Hearing is a "core proceeding" pursuant to 28 U.S.C. ss. 157(b)(2) and this Court has jurisdiction to enter a final order with respect thereto. Venue of the Case in this district is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409.

         B. NOTICE. In accordance with the Approval Order, the Debtor timely provided notice of the date, time and place for the Confirmation Hearing, and of the deadline and procedures for filing objections to confirmation of the Second Plan, upon the parties and in the manner set forth in the Approval Order. Any party-in-interest required to be given notice of the Confirmation Hearing has been given due, proper and adequate notice thereof. All parties-in-interest had the opportunity to appear and be heard at the Confirmation Hearing.

         C. SATISFACTION OF STATUTORY REQUIREMENTS. The Second Plan satisfies all of the requirements of the Bankruptcy Code, including the requirements of Sections 1122, 1123, and 1129.

         D. SOLICITATION AND TABULATION OF ACCEPTANCES. As evidenced by the Ballot Certification, the solicitation and tabulation of acceptances was accomplished in a proper, fair and lawful manner and the Plan has been duly accepted by the creditors and interest holders in accordance with the provisions of Section 1126 of the Bankruptcy Code.

         E. LACK OF CONSUMMATION OF FIRST AMENDED PLAN. The Court may allow modification of a plan of reorganization prior to its substantial consummation. The Debtor has not substantially consummated the First Amended Plan, and therefore it is appropriate for the Debtor to modify such First Amended Plan through the Second Plan pursuant to Section 1127(b) of the Bankruptcy Code.

         D. MODIFICATION OF FIRST AMENDED PLAN. The modifications made to the First Amended Plan, through the filing of the Second Plan and the modifications made at the Confirmation Hearing, meet the requirements of Sections 1122 and 1123 of the Bankruptcy Code.

         E. DISCLOSURE STATEMENT. The Disclosure Statement contains adequate information pursuant to Section 1125 of the Bankruptcy Code.

         NOW, THEREFORE, after due deliberation, the Court hereby ORDERS, ADJUDGES AND DECREES THAT:

         1. DISCLOSURE STATEMENT. The Disclosure Statement is hereby finally approved.

         2. CONFIRMATION. The Second Plan shall be, and hereby is, confirmed, and all of the provisions thereof are incorporated herein by reference and shall have the same force and effect against all parties as all other provisions of the Order.

         3. CONFIRMATION HEARING. The record of this Confirmation Hearing be, and hereby is, closed.

         4. ENTITY SALE. Pursuant to the terms of the Second Plan, the Debtor is hereby authorized to transfer the Debtor's corporate shell to the Long Group for the amount of $50,000.00 plus ten percent (10%) of the fully-diluted equity in the Reorganized Debtor.

         5. CONSUMMATION DATE. The Consummation Date be, and hereby is, fixed to occur on the date on which all conditions set forth in Article VI of the Second Plan have been satisfied or waived as provided in Article VI of the Second Plan.

         6. IMPLEMENTATION OF PLAN. In accordance with Section 1142 of the Bankruptcy Code, the implementation and consummation of the Second Plan in accordance with its terms shall be, and hereby is, authorized and approved, and the Debtor and the Debtor's attorneys, or any other Person shall be, and they hereby are, authorized, empowered and directed to issue, execute, deliver, file and record any document, whether or not any such document is specifically referred to in the Second Plan, the Disclosure Statement, or any exhibit thereto, and to take any action necessary or appropriate to consummate the Second Plan in accordance with its terms including, without limitation, execution and delivery of all agreements and documents required to effectuate the transfer of the Noxso Process and the corporate shell, all without further application to or order of this Court.

         7. BINDING EFFECT. In accordance with Section 1141(a) of the Bankruptcy Code, the Second Plan and its provisions shall be, and hereby are, binding upon the Debtor, any Person acquiring or receiving a property distribution under the Second Plan, any lessor or lessee of property to or from the Debtor, any creditor of the Debtor and any holder of a Claim against or Interest in the Debtor, whether or not the Claim or Interest of such holder is impaired under the Second Plan and whether or not such holder (i) has filed, or is deemed to have filed, a proof of Claim or Interest, or

ii) has accepted or rejected the Second Plan, or (iii) will or will not receive a distribution under the Second Plan.

         8. EXEMPTION FROM SECURITIES LAWS. The exemption from the requirements of Section 4(2) of the Securities Act of 1933, and any state or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer of, underwriter of or broker or dealer in a security provided for in Section 1145 of the Bankruptcy Code shall apply to the issuance of all securities under the Second Plan.

         9. CARRYING OUT OF TERMS. All terms of the Second Plan, and all documents which are contemplated to be executed in connection with the Second Plan may be put into effect and carried out, without further action by the directors or shareholders of the Debtor.

         10. POST-CONSUMMATION DATE AUTHORITY. On and after the Consummation Date, the Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any Post-Consummation Date claims or interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than restrictions expressly imposed by the Second Plan or this Order.

         11. DISCHARGE. Except as otherwise expressly provided in Section 1141 of the Bankruptcy Code, or in the Second Plan or this Order, the distributions made pursuant to the Second Amended Plan will be in full and final satisfaction, settlement, release and discharge as against the Debtor, of any and all Claims and Interests of any nature whatsoever that arose before the Consummation Date, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date.

         12. EXCULPATION. None of the Debtor, Reorganized Noxso, or Creditors' Committee or any of their respective officers, directors, employees, members, attorneys, accountants, financial consultants or agents of their respective successors and assigns shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, or arising out of, the negotiation, preparation or formulation of the Second Plan, the pursuit of Confirmation of the Second Plan, the consummation of the Second Plan, or other administration of the Second Plan or property to be distributed under the Second Plan, except for willful misconduct or gross negligence; PROVIDED, HOWEVER, that nothing herein shall create a duty by any such released person to any other person or entity or shall the Second Plan be deemed to release the Debtor from, or exculpate the Debtor with respect to, their respective obligations and covenants arising pursuant to the Second Plan and this Order, and the documents, instruments and agreements executed pursuant thereto or hereto.

         13. EXECUTORY CONTRACTS. The Debtor's determination to assume or reject executory contracts and unexpired leases pursuant to Article IV of the Second Plan is hereby found to be an exercise of the Debtor's reasonable business judgment and is hereby approved pursuant to Sections 365 and 1123(b)(2) of the Bankruptcy Code. The Cooperative Agreement by and between the Debtor and the DOE and the License Agreement by and between the Debtor and FLS Miljo a/s are specifically rejected.

         14. PLAN DOCUMENTS. All Persons holding Claims or Interests which are dealt with under the Second Plan shall be, and they hereby are, directed to execute, deliver, file or record any document, and to take any action necessary to implement, effectuate and consummate the Second Plan in accordance with its terms and all such Persons shall be bound by the terms and provisions of all documents to be executed by them in connection with the Second Plan, whether or not such documents actually have been executed by such Persons.

         15. RETENTION OF JURISDICTION. The Court shall have jurisdiction of all of the various matters arising out of, and related to, the Case and the Second Plan pursuant to the provisions of Article VIII of the Second Plan.

         16. NOTICES. Notice of entry of this Order and of the Consummation Date of the Second Plan shall be, and hereby is, deemed sufficient if served by first-class mail within 10 days following the Confirmation Date upon (i) all persons having filed a notice of appearance herein, (ii) all holders of Claims which are impaired under the Second Amended Plan, and (iii) the Debtor's twenty-five (25) largest shareholders of record.

         17. EFFECT OF REFERENCE TO PLAN IN THIS ORDER. The failure to reference or discuss any particular provision of the Second Plan in this Order shall not affect the validity, binding effect and enforceability of such provision, and each provision of the Second Plan shall have the same validity, binding effect and enforceability as if fully set forth in this Order. Capitalized terms used in this Order that are not defined herein shall have the meaning ascribed to them in the Second Plan or the Disclosure Statement. The provisions of this Order are integrated with each other and are nonseverable and mutually dependent.

         18. INCONSISTENCIES. In the event of any inconsistencies between the Second Plan or other agreement, instrument or document intended to implement the provision of the Second Plan, the provisions of the Second Plan shall govern unless otherwise explicitly provided for in such agreements, instruments of documents.

         19. NO FURTHER DISCLOSURE OR SOLICITATION. No further disclosure or solicitation of the Second Plan is required as a result of the modifications made to the Second Plan in response to the various objections.

         20. BAR DATE FOR ADMINISTRATIVE CLAIMS. Holders of asserted Administrative Claims, (except for Professional Fees and the expenses of the Creditors' Committee), must submit proofs of claim on behalf of such Administrative Claims on or before thirty (30) days from the date of this Order.


Dated:        Chattanooga, Tennessee
              December ____, 1999

                                           ENTER


                                           /s/ R. Thomas Stinnett
                                           -----------------------------------
                                           Honorable R. Thomas Stinnett